                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              AMENDMENT NO. 1 TO
                                FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  September 6, 1996

                              TOKHEIM CORPORATION
                     -------------------------------------
              (Exact Name of Company as Specified in its Charter)



          Indiana                        1-6018             35-0712500
          -------                        ------             ----------
(State or other jurisdiction of        (Commission        (IRS Employer
 incorporation or organization)        File Number)   Identification Number)



10501 Corporate Drive, P.O. Box 360, Fort Wayne, IN             46801
-----------------------------------------------------           -----
       (Address of principal executive office)                (Zip Code)


                                (219)-470-4600
             -----------------------------------------------------
               (Company's telephone number, including area code)


                                      N/A
              ---------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          On September 6, 1996, Tokheim Corporation (the "Company") completed the acquisition of the petroleum dispenser business of Sofitam S.A. (the "Acquired Business"), a French corporation. The transaction was reported on a Form 8-K dated September 6, 1996. The required interim financial statements and the interim pro forma information were not available at that time. The following financial statements are filed as part of this amendment to the Form 8-K.

          (a)  Financial Statements of the Business Acquired.

               - Sofitam S.A. unaudited combined balance sheets as of June 30, 1996 and 1995.

               - Sofitam S.A. unaudited combined statements of income for the six months ended June 30, 1996 and 1995.

               - Sofitam S.A. unaudited combined statements of cash flows for the six months ended June 30, 1996 and 1995.

               - Sofitam S.A. audited combined balance sheets as of December 31, 1995 and 1994.

               - Sofitam S.A. audited combined statements of income for the years ended December 31, 1995, 1994 and 1993.

               - Sofitam S.A. audited combined statements of cash flows for the years ended December 31, 1995, 1994 and 1993.

               - Sofitam S.A. notes to the audited combined financial statements for the years ended December 31, 1995, 1994 and 1993.

          (b)  Pro Forma Financial Information

               - Pro forma condensed combined statement of operations for the six months ended May 31, 1996.

               - Pro forma condensed combined statement of operations for the year ended November 30, 1995.

               -  Pro forma condensed combined balance sheet as of May 31, 1996.

               - Notes to unaudited pro forma condensed combined financial statements.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.



                                           TOKHEIM CORPORATION
                                           -------------------
                                               Registrant



Date:  March 17, 1997              By: /s/ Douglas K. Pinner
                                       -----------------------
                                         Douglas K. Pinner
                                         Chairman of the Board,
                                         President and Chief Executive Officer
                                         and Director


Date:  March 17, 1997              By: /s/ John A. Negovetich
                                       -----------------------
                                         John A. Negovetich

                                         President, Tokheim, North America
                                         and Acting Chief Financial Officer

                            FINANCIAL STATEMENTS OF
                             THE ACQUIRED BUSINESS

                       FUEL PUMP DIVISION OF SOFITAM S.A.

        UNAUDITED COMBINED BALANCE SHEETS AS OF JUNE 30, 1996 AND 1995

-------------------------------------------------------------------------------
(IN FRF THOUSANDS)                                            JUNE 30, JUNE 30,
ASSETS                                                          1996     1995
-------------------------------------------------------------------------------
Fixed assets
Intangible assets, net                                          3 722    5 026
Property, plant and equipment, net                             46 050   44 230
Shares in non-combined companies, net                          52 995   52 995
Companies accounted for by the equity method                      872      807
Other long-term assets, net                                     7 109    9 661
-------------------------------------------------------------------------------
    Total fixed assets                                        110 748  112 719
-------------------------------------------------------------------------------

Current assets
Inventories, net                                              188 753  197 451
Trade and other receivables, net                              318 493  272 929
Cash and cash equivalents                                      41 938   31 271
-------------------------------------------------------------------------------
    Total current assets                                      549 184  501 651
-------------------------------------------------------------------------------
TOTAL ASSETS                                                  659 932  614 370
                                                              =======  =======
-------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
-------------------------------------------------------------------------------
Shareholders' equity                                           72 646  (26 142)
of which Group interest                                        68 511  (28 670)
of which Minority interests                                     4 135    2 528
-------------------------------------------------------------------------------

Long-term liabilities
Provisions for contingencies and charges                       16 614   16 556
Long-term borrowings and participating loans                  104 188  183 232
-------------------------------------------------------------------------------
    Total long-term liabilities                               120 802  199 788
-------------------------------------------------------------------------------

Current liabilities
Trade and other payables                                      269 261  245 947
Short-term borrowings                                         197 223  194 777
-------------------------------------------------------------------------------
    Total current liabilities                                 466 484  440 724
-------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    659 932  614 370
                                                              =======  =======
-------------------------------------------------------------------------------

                      FUEL PUMP DIVISION OF SOFITAM S.A.

  UNAUDITED COMBINED STATEMENTS OF INCOME FOR THE SIX-MONTH PERIODS ENDED AS OF
                            JUNE 30, 1996 AND 1995

------------------------------------------------------------------------------------
(IN FRF THOUSANDS)                                    JUNE 30, 1996   JUNE 30, 1995
-----------------------------------------------------------------------------------
Sales                                                    455 878         441 884
Other revenues                                               459           3 211
Purchases used in production                            (278 768)       (275 297)
Personnel costs                                         (133 706)       (126 915)
Depreciation and amortization                            (11 407)         (7 308)
-----------------------------------------------------------------------------------
    Income from operations                                32 456          35 575
-----------------------------------------------------------------------------------

Interest income                                            1 201           1 551
Interest expense                                          (9 720)        (12 774)
Other financial income/(expense)                          (2 228)           (532)
-----------------------------------------------------------------------------------
    Financial expense, net                               (10 747)        (11 755)
-----------------------------------------------------------------------------------

    Exceptional income/(expense), net                     (1 695)           (676)
-----------------------------------------------------------------------------------
    Income before profit sharing and
      income taxes                                        20 014          23 144
-----------------------------------------------------------------------------------
    Employee profit sharing                               (4 000)         (2 269)
    Income taxes                                          (2 113)         (8 665)
    Income from companies accounted
      for by the equity method                                 0              66
-----------------------------------------------------------------------------------
    Combined net income/(loss)                            13 901          12 276
of which Group interest                                   13 274          11 534
of which Minority interests                                  627             742
-----------------------------------------------------------------------------------

                       FUEL PUMP DIVISION OF SOFITAM S.A.

  UNAUDITED COMBINED STATEMENTS OF CASH FLOWS FOR THE SIX-MONTH PERIODS ENDED
                         AS OF JUNE 30, 1996 AND 1995


----------------------------------------------------------------------------------
(IN FRF THOUSANDS)                                   JUNE 30, 1996   JUNE 30, 1995
----------------------------------------------------------------------------------
Net income/(loss) from combined companies                13 901         12 276
Depreciation and provisions                              11 407          7 308
Income from companies accounted for by the equity
 method                                                      --            (66)
Net (increase)/decrease in working capital               20 105          8 578
----------------------------------------------------------------------------------
    Cash flows from operating activities                 45 413         28 096
----------------------------------------------------------------------------------
Acquisition of fixed assets                              (6 157)        (9 608)
Proceeds from disposal of fixed assets                      129          1 432
Net increase/(decrease) in loans and long term
 deposits                                                 2 405            105
Investments in subsidiaries                                 169             --
Other movements on investing activities                    (553)        (1 090)
----------------------------------------------------------------------------------
    Cash flows from investing and other activities       (4 007)        (9 161)
----------------------------------------------------------------------------------
Net increase/(decrease) of short-term borrowings        (19 282)        (7 642)
Net issuance/(repayment) of long term debt               (2 770)         2 708
Payments of dividends                                        --         (5 000)
----------------------------------------------------------------------------------
    Cash flows from financing activities                (22 052)        (9 934)
----------------------------------------------------------------------------------
Increase in net cash and cash equivalents                19 354          9 001
Cash and cash equivalents at beginning of the year       22 584         22 270
Cash and cash equivalents at end of the year             41 938         31 271
----------------------------------------------------------------------------------

                  AUDITOR'S REPORT ON THE FUEL PUMP DIVISION
                                OF SOFITAM S.A.

To the stockholders of SOFITAM S.A.:

     We have audited the accompanying combined balance sheets of the Fuel Pump Division of SOFITAM S.A. as of December 31, 1995 and 1994 and the related combined statements of income and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements have been prepared subsequent to the purchase of the Fuel Pump Division of SOFITAM S.A. by TOKHEIM CORPORATION in accordance with the Option Agreement dated May 7, 1996, which was exercised on July 5, 1996. These financial statements are the responsibility of the management of SOFITAM S.A. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with International Standards on Auditing which have been applied on a basis that is substantially similar with Generally Accepted Auditing Standards in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Fuel Pump Division of SOFITAM S.A. at December 31, 1995 and 1994 and the combined results of their operations and cash flows for each of the three years in the period ended December 31, 1995 in conformity with accounting principles generally accepted in France which differ in certain respects from those followed in the United States (see Notes 21 and 22 to the combined financial statements).

                                          Paris, July 15, 1996, except for
                                          Notes 21 and 22, as to which the date
                                          is November 20, 1996

                                          SALUSTRO REYDEL


                                          Bernard CATTENOZ

                      FUEL PUMP DIVISION OF SOFITAM S.A.

       AUDITED COMBINED BALANCE SHEETS AS OF DECEMBER 31, 1995 AND 1994

-------------------------------------------------------------------------------

(IN FRF THOUSANDS)                                              DEC 31, DEC 31,
ASSETS                                                    NOTES  1995    1994
-------------------------------------------------------------------------------
Fixed assets
Intangible assets, net...................................    2    3 618   5 041
Property, plant and equipment, net.......................    3   45 405  42 811
Shares in non-combined companies, net....................    4   52 995  53 002
Companies accounted for by the equity method.............    5      872      --
Other long-term assets, net..............................         9 514   9 766
-------------------------------------------------------------------------------
    Total fixed assets...................................       112 404 110 620
-------------------------------------------------------------------------------
Current assets
Inventories, net.........................................    6  185 097 184 977
Trade and other receivables, net.........................    7  320 099 295 351
Cash and cash equivalents................................        22 584  22 270
-------------------------------------------------------------------------------
    Total current assets.................................       527 780 502 598
-------------------------------------------------------------------------------
Total assets.............................................       640 184 613 218
                                                                ======= =======
-------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Shareholders' equity.....................................    8   58 739 (32 454)
of which Group interest..................................        55 039 (36 250)
of which Minority interests..............................         3 700   3 796
-------------------------------------------------------------------------------
Long-term liabilities
Provisions for contingencies and charges.................    9   14 787  15 518
Long-term borrowings and participating loans.............   10  106 958 180 524
-------------------------------------------------------------------------------
    Total long-term liabilities..........................       121 745 196 042
-------------------------------------------------------------------------------
Current liabilities
Trade and other payables.................................   11  243 195 247 211
Short-term borrowings....................................   12  216 505 202 419
-------------------------------------------------------------------------------
    Total current liabilities............................       459 700 449 630
-------------------------------------------------------------------------------
Total liabilities and shareholders' equity...............       640 184 613 218
                                                                ======= =======
-------------------------------------------------------------------------------


   The accompanying notes are an integral part of these financial statements

                      FUEL PUMP DIVISION OF SOFITAM S.A.

               AUDITED COMBINED INCOME STATEMENTS FOR THE YEARS
                    ENDED DECEMBER 31, 1995, 1994 AND 1993

-------------------------------------------------------------------------------

(IN FRF THOUSANDS)                          NOTES   1995      1994      1993
-------------------------------------------------------------------------------
Sales......................................   13   878 896   729 739   737 155
Other revenues.............................            878     2 821     2 468
Purchases used in production...............       (547 946) (455 387) (453 096)
Personnel costs............................       (246 664) (243 731) (243 908)
Depreciation and amortization..............        (12 054)  (15 017)  (14 013)
-------------------------------------------------------------------------------
    Income from operations.................         73 110    18 425    28 606
-------------------------------------------------------------------------------
Interest income............................          4 780     2 306     3 855
Interest expense...........................        (23 754)  (20 645)  (28 672)
Other financial income/(expense)...........             34      (116)      676
-------------------------------------------------------------------------------
    Financial expense, net.................        (18 940)  (18 455)  (24 141)
-------------------------------------------------------------------------------
Exceptional income/(expense), net..........   14   (24 937)   37 445    (2 692)
-------------------------------------------------------------------------------
Income before profit sharing and income
 taxes.....................................         29 233    37 415     1 773
-------------------------------------------------------------------------------
Employee profit sharing....................         (4 278)     (948)   (1 818)
Income taxes...............................   15    (1 224)   (3 125)   (4 354)
Income from companies accounted for by the
 equity method.............................            131        --        --
-------------------------------------------------------------------------------
Combined net income/(loss).................         23 862    33 342    (4 399)
of which Group interest....................         22 441    37 070    (1 238)
of which Minority interests................          1 421    (3 728)   (3 161)
-------------------------------------------------------------------------------




   The accompanying notes are an integral part of these financial statements

                      FUEL PUMP DIVISION OF SOFITAM S.A.

                   AUDITED COMBINED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

------------------------------------------------------------------------------
(IN FRF THOUSANDS)                                     1995     1994     1993
------------------------------------------------------------------------------
Net income/(loss) from combined companies...........  23 862   33 342   (4 399)
Depreciation and provisions.........................  29 932   13 190   16 051
Income from companies accounted for by the equity
 method.............................................    (131)      --       --
Net (increase)/decrease in working capital.......... (47 493) (11 930)  (4 649)
------------------------------------------------------------------------------
    Cash flows from operating activities............   6 170   34 602    7 003
------------------------------------------------------------------------------
Acquisition of fixed assets......................... (16 746) (18 162) (15 457)
Proceeds from disposal of fixed assets..............     553      392      778
Net increase/(decrease) in loans and long term
 deposits...........................................     252     (278)  10 320
Other movements on investing activities.............   2 139   (1 255)     121
------------------------------------------------------------------------------
    Cash flows from investing and other activities.. (13 802) (19 303)  (4 238)
------------------------------------------------------------------------------
Proceeds from issuance of share capital.............  72 426      211   10 749
Net increase/(decrease) of short-term borrowings....  14 086   45 994   16 214
Net repayment of long term debt..................... (73 566) (40 474) (20 773)
Payments of dividends...............................  (5 000) (17 740)  (6 264)
------------------------------------------------------------------------------
    Cash flows from financing activities............   7 946  (12 009)     (74)
------------------------------------------------------------------------------
Increase in net cash and cash equivalents...........     314    3 290    2 691
Cash and cash equivalents at beginning of the year..  22 270   18 980   16 289
Cash and cash equivalents at end of the year........  22 584   22 270   18 980
------------------------------------------------------------------------------


   The accompanying notes are an integral part of these financial statements

                      FUEL PUMP DIVISION OF SOFITAM S.A.

       NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS FOR THE YEARS
                    ENDED DECEMBER 31, 1995, 1994 AND 1993

NOTE 1--SUMMARY OF ACCOUNTING POLICIES

 (a) Principles of combination

  The combined historical financial statements include the accounts of certain companies within the Fuel Pump Division ("the Division") of Sofitam S.A., a French company. The Division manufactures, distributes and services petroleum dispensing equipment.

  The financial statements have been combined and prepared subsequent to the purchase of the Fuel Pump Division of Sofitam S.A. by Tokheim Corporation in accordance with the Option Agreement dated May 7, 1996, which was exercised on July 5, 1996. Tokheim Corporation is purchasing Sofitam's interests in certain companies within the Division in France, the United Kingdom, Belgium, Germany, Switzerland, Italy, Spain and several African countries. A list of the companies concerned is set out in Note 20 to these accounts.

  The underlying financial statements included in the combination have been prepared in accordance with accounting principles generally accepted in France. These financial statements have been combined in accordance with the French methodology promulgated by the Conseil National de la Comptabilite (French National Accounting Committee) by aggregating the annual accounts of all entities included in the combination.

  Where one entity owns an interest in another entity included in the combination, the investment carried in the balance sheet of the former entity has been eliminated. Entities in which the combined group has a direct or indirect controlling interest of at least 50% have been fully combined. Minority interests in shareholders' equity and net income have been calculated on the basis of the percentage interests held.

  Entities in which the combined group holds between 20% and 50% of the voting rights, and over which the combined group does not have full control, have been accounted for by the equity method. This method has been applied solely to Excelsior, acquired in 1995.

  Intercompany sales and purchases between entities included in the combined financial statements, together with intercompany debit and credit balances, have been eliminated in combination.

 (b) Scope of combination

  A list of the combined companies is set out in Note 20 to these accounts. Newly acquired companies are combined as from the date of acquisition or, for reasons of convenience, on the basis of their last balance sheet if their impact is not material to the Division as a whole. All companies within the Division have a December 31 year-end, with the exception of Cocitam (September
30) and Socatam (June 30). The activities of Socatam are not significant at the combined level. Cocitam has been included in the combination on the basis of its accounts at September 30 and Socatam on the basis of its accounts to December 31.

  Companies included in the scope of combination for the first time in 1994 include the 60% interest in Bennett Fimac, an Italian company.

  Companies included in the scope of combination for the first time in 1995 include the 20% interest in Excelsior, a French company, which is accounted for by the equity method, and the 100% interest in Sofitam Tanktechnik, a newly incorporated German company.

 (c) Translation of financial statements denominated in foreign currencies

  Exchange rates at December 31 of each year have been used to translate financial statements denominated in foreign currencies. Differences arising from the translation of opening net assets as of January 1 at the year-end rate are included in shareholders' equity and therefore have no impact on net income for the year.

                      FUEL PUMP DIVISION OF SOFITAM S.A.

 (d) Intangible assets

  In 1995, the Division changed its accounting treatment for research and development costs related to new products. These were previously capitalized and depreciated over 3 years but from 1995 were expensed as incurred. Research and development costs of FRF 1 744 thousand capitalized in prior years were written off in full in 1995, and charged as an exceptional expense.

  In 1995, the Division also changed its accounting treatment for purchased goodwill. This was previously recognized by certain French companies for the amount of FRF 1 568 thousand and not amortized. From 1995, this goodwill is now amortized over a period of 20 years. The corresponding expense in 1995 of FRF 95 thousand has been charged against operating income.

 (e) Property, plant and equipment

  Property, plant and equipment is carried at cost. Depreciation is determined generally on a straight line basis over the following estimated useful lives :

      -Buildings................................................. 15 to 20 years
      -Plant and equipment.......................................   5 to 7 years
      -Other.....................................................   3 to 5 years

 (f) Inventory valuation

  Inventories are stated at lower of cost or market value. Where necessary, provisions are recorded to take account of obsolete or slow-moving items.

 (g) Cash equivalents

  Cash equivalents consist of short-term investments with original maturities of less than three months when acquired. These securities are carried at cost which approximates market value.

 (h) Deferred taxes

  Deferred taxes are recorded using the liability method on all temporary differences between the financial reporting and tax bases of the Division's assets and liabilities. No deferred tax assets or liabilities have been recorded in the combined financial statements as the net position for each tax-paying entity in each tax jurisdiction would result in the recognition of deferred tax assets. These net assets have not been recognized in accordance with accounting principles generally accepted in France, because their realization was not probable at each year end date.

 (i) Leases

  Lease payments are expensed in the period to which they relate. The Division does not recognize, therefore, assets acquired under capital leases and the related lease obligations in the balance sheet.

 (j) Exceptional income and expense

  Exceptional income and expenses comprise those items which, due to their size, nature, or the infrequency with which they occur may be considered to be outside the normal activity of the Division. Exceptional items are presented before tax and minority interests.

                      FUEL PUMP DIVISION OF SOFITAM S.A.

NOTE 2--INTANGIBLE ASSETS

ANALYSIS OF MOVEMENTS ON INTANGIBLE ASSETS

-------------------------------------------------------------------------------
                                 DEC                                      DEC
                                 31,    ACQUISITIONS/ DISPOSALS/          31,
(in FRF thousands)               1993     INCREASE     DECREASE  OTHER    1994
--------------------------------------------------------------------------------
AT COST:
  . Start-up costs.............  1 674        395         (79)       --   1 990
  . R&D costs..................    869      2 606          --        --   3 475
  . Purchased goodwill.........  1 568          3          --       (92)  1 479
  . Other......................  5 246      2 334         (58)      (88)  7 434
--------------------------------------------------------------------------------
    TOTAL......................  9 357      5 338        (137)     (180) 14 378
--------------------------------------------------------------------------------
AMORTIZATION:
  . Start-up costs............. (1 672)        --          --        --  (1 672)
  . R&D costs..................   (869)      (862)         --        --  (1 731)
  . Purchased goodwill.........     --         --          --        --      --
  . Other...................... (4 290)    (1 740)         58        38  (5 934)
--------------------------------------------------------------------------------
    TOTAL...................... (6 831)    (2 602)         58        38  (9 337)
--------------------------------------------------------------------------------
    INTANGIBLE ASSETS, NET.....  2 526      2 736         (79)     (142)  5 041
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 DEC                                      DEC
                                 31,    ACQUISITIONS/ DISPOSALS/          31,
(in FRF thousands)               1994     INCREASE     DECREASE  OTHER    1995
--------------------------------------------------------------------------------
AT COST:
  . Start-up costs.............  1 990         30          --      (114)  1 906
  . R&D costs..................  3 475        919          --    (4 394)     --
  . Purchased goodwill.........  1 479         --          --        (8)  1 471
  . Other......................  7 434      1 334          --       (52)  8 716
--------------------------------------------------------------------------------
    TOTAL...................... 14 378      2 283          --    (4 568) 12 093
--------------------------------------------------------------------------------
AMORTIZATION:
  . Start-up costs............. (1 672)        --          --        19  (1 653)
  . R&D costs.................. (1 731)        --          --     1 731      --
  . Purchased goodwill.........     --        (95)         --        --     (95)
  . Other...................... (5 934)      (856)         --        63  (6 727)
--------------------------------------------------------------------------------
    TOTAL...................... (9 337)      (951)         --     1 813  (8 475)
--------------------------------------------------------------------------------
    INTANGIBLE ASSETS, NET.....  5 041      1 332          --    (2 755)  3 618
--------------------------------------------------------------------------------

  In 1995, the Fuel Pump Division changed its accounting treatment for research and development costs. Research and development costs capitalized at December 31, 1994 of FRF 3 475 thousand less accumulated amortization
FRF 1 731 thousand were written off in full in 1995. The impact of the change of method was a charge of FRF 1 744 thousand, recorded as an exceptional item in 1995.

  Other movements mainly relate to translation differences.

                      FUEL PUMP DIVISION OF SOFITAM S.A.

NOTE 3--PROPERTY, PLANT AND EQUIPMENT

 Analysis of movements on property, plant and equipment

-------------------------------------------------------------------------------
                             DEC 31,  ACQUISITIONS/ DISPOSALS/          DEC 31,
(in FRF thousands)            1993      INCREASE     DECREASE   OTHER    1994
-------------------------------------------------------------------------------
AT COST:
  . Land and buildings......  40 618       2 533        (472)    (899)  41 780
  . Plant and equipment.....  47 758       3 717        (674)    (701)  50 100
  . Other...................  38 003       6 574      (1 852)  (1 391)  41 334
-------------------------------------------------------------------------------
    TOTAL................... 126 379      12 824      (2 998)  (2 991) 133 214
-------------------------------------------------------------------------------
DEPRECIATION:
  . Land and buildings...... (20 372)     (2 063)        472      216  (21 747)
  . Plant and equipment..... (34 506)     (4 689)        666      359  (38 170)
  . Other................... (27 326)     (5 663)      1 547      956  (30 486)
-------------------------------------------------------------------------------
    TOTAL................... (82 204)    (12 415)      2 685    1 531  (90 403)
-------------------------------------------------------------------------------
    PROPERTY, PLANT AND
     EQUIPMENT, NET.........  44 175         409        (313)  (1 460)  42 811
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               DEC 31,  ACQUISITIONS/ DISPOSALS/        DEC 31,
(in FRF thousands)              1994      INCREASE     DECREASE  OTHER   1995
--------------------------------------------------------------------------------
AT COST:

  . Land and buildings........  41 780       2 559        (438)   (49)   43 852
  . Plant and equipment.......  50 100       5 995        (907)   641    55 829
  . Other.....................  41 334       5 909      (2 565)  (814)   43 864
--------------------------------------------------------------------------------
    TOTAL..................... 133 214      14 463      (3 910)  (222)  143 545
--------------------------------------------------------------------------------
DEPRECIATION:
  . Land and buildings........ (21 747)     (2 083)        151     38   (23 641)
  . Plant and equipment....... (38 170)     (4 611)        891   (128)  (42 018)
  . Other..................... (30 486)     (4 409)      2 315     99   (32 481)
--------------------------------------------------------------------------------
    TOTAL..................... (90 403)    (11 103)      3 357      9   (98 140)
--------------------------------------------------------------------------------
    PROPERTY, PLANT AND
     EQUIPMENT, NET...........  42 811       3 360        (553)  (213)   45 405
--------------------------------------------------------------------------------

          Other movements mainly relate to translation differences.

NOTE 4--SHARES IN NON COMBINED COMPANIES

          Shares in non combined companies principally relate to Sofitam International's investment of FRF 52 900 thousand in the Bennett Pump Company, a US company. The shares in Bennett Pump Company are not being acquired and are to be disposed of in accordance with the terms of the Option Agreement. The shares are to be transferred out of the balance sheet at a nominal value prior to the closing of the sale of the final pump division to Tokheim Corporation as described in Note 1. The financial statements of Bennett Pump Company have therefore not been included in these combined financial statements.

NOTE 5--COMPANIES ACCOUNTED FOR BY THE EQUITY METHOD

          Only the investment in Excelsior, acquired in 1995, is accounted for by the equity method.

--------------------------------------------------------------------------------
                                           Percent   Share of net  Share of 1995
(in FRF thousands)                         Interest     Assets       net income
--------------------------------------------------------------------------------
Excelsior.................................   20%          872           131
--------------------------------------------------------------------------------

                      FUEL PUMP DIVISION OF SOFITAM S.A.

NOTE 6--INVENTORIES

--------------------------------------------------------------------------------
                                                               DEC 31,   DEC 31,
(in FRF thousands)                                              1995      1994
--------------------------------------------------------------------------------
Raw materials and supplies.................................... 128 781   124 580
Work in process...............................................  24 991    16 556
Finished and semi-finished products...........................  31 325    43 841
--------------------------------------------------------------------------------
    TOTAL..................................................... 185 097   184 977
--------------------------------------------------------------------------------

          Inventories are stated net of provisions.

NOTE 7--TRADE AND OTHER RECEIVABLES

--------------------------------------------------------------------------------
                                                               DEC 31,  DEC 31,
(in FRF thousands)                                              1995     1994
--------------------------------------------------------------------------------
Trade receivables............................................. 311 567  283 142
Provisions....................................................  (8 340)  (6 920)
--------------------------------------------------------------------------------
Trade receivables, net........................................ 303 227  276 222
Other receivables.............................................  16 872   19 129
--------------------------------------------------------------------------------
    TOTAL TRADE AND OTHER RECEIVABLES, NET.................... 320 099  295 351
--------------------------------------------------------------------------------

NOTE 8--SHAREHOLDERS' EQUITY

          Analysis of movements in shareholders' equity

-------------------------------------------------------------------------------
                               COMMON          RETAINED  SHAREHOLDERS' MINORITY
(in FRF thousands)              STOCK  PREMIUM EARNINGS     EQUITY     INTERESTS
--------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1993..  33 769  7 672  (86 862)     (45 421)     8 339
--------------------------------------------------------------------------------
1994 net income...............      --     --   33 342       33 342     (3 728)
Translation difference........      --     --   (3 212)      (3 212)       255
Change in scope of
combination...................      --     --       98           98       (787)
Dividends paid................      --     --  (17 740)     (17 740)        --
Other movements...............      --     --      479          479       (283)
--------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1994..  33 769  7 672  (73 895)     (32 454)     3 796
--------------------------------------------------------------------------------
1995 net income...............      --     --   23 862       23 862      1 421
Capital increase..............  72 426     --       --       72 426        213
Merger of SATAM and EIN.......  12 250  9 889  (22 139)          --         --
Translation difference........      --     --      500          500        317
Change in scope of
combination...................      --     --   (1 254)      (1 254)    (1 996)
Dividends paid................      --     --   (5 000)      (5 000)        --
Other movements...............      --     --      659          659        (51)
--------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995.. 118 445 17 561  (77 267)      58 739      3 700
--------------------------------------------------------------------------------

          In 1994, Bennett Fimac with shareholders' equity of FRF 1 475 thousand, was included in the combined financial statements for the first time. In addition, the Division acquired the remaining 50% minority interest in Cottam.

          In 1995, Sofitam converted its participating loan in Sofitam International, resulting in a capital increase of FRF 72 000 thousand.

                      FUEL PUMP DIVISION OF SOFITAM S.A.

NOTE 8--SHAREHOLDERS' EQUITY (CONTINUED)

          On November 21, 1995, EIN was merged into SATAM to form Sofitam Equipement with retroactive effect from January 1, 1995. These two companies were wholly owned subsidiaries of Sofitam throughout the period and are therefore included within the combined financial statements. They were merged to improve operational efficiency. This transaction, based on the net book values of the net assets of each company, resulted in the exchange of 13 shares of SATAM for 1 share of EIN. The net book value of EIN was FRF 26 139 thousand, remunerated by common stock of FRF 16 250 thousand and a premium of FRF 9 889 thousand. As the common stock of Ein was FRF 4 000 thousand before this operation, there was an increase in common stock of FRF 12 250 thousand.

          In addition, in 1995, a 20% interest was acquired in Excelsior, a French company, contributing FRF 742 thousand to the shareholders' equity. The Division is in the process of liquidating its investment in Haarmesstechnik, a German company.

          The Division's combined common stock comprises the common stock of those companies whose capital is not held by other companies within the Division. At December 31, 1995, the issued and outstanding share capital of these companies consists of the following:

-------------------------------------------------------------------------------
                                                      NUMBER             AMOUNT
                                                        OF     NOMINAL   IN FRF
                                                      SHARES    VALUE   THOUSAND
--------------------------------------------------------------------------------
TOTAL COMMON STOCK                                                      118 445
--------------------------------------------------------------------------------
SOFITAM EQUIPEMENT................................... 228 538  100 FRF   22 854
SOFITAM INTERNATIONAL................................ 827 500  100 FRF   82 750
SOGEN................................................  54 000  100 FRF    5 400
SOFITAM PUMP SERVICES................................ 356 750    1 GBP    3 107
Other entities.......................................      (1)      (1)   4 334
--------------------------------------------------------------------------------

(1) African subsidiaries in Tunisia, Morocco, Cameroon and Senegal


NOTE 9--PROVISIONS FOR CONTINGENCIES AND CHARGES
------------------------------------------------------------------------------------
                                                                  Dec. 31,  Dec. 31,
(FRF thousands)                                                     1995     1994
------------------------------------------------------------------------------------
Provision for warranty.............................................  3 129  3 306
Provision for restructuring........................................  2 028  4 304
Provision for repairs..............................................     --  1 396
Provision for employee claims......................................  1 180  1 799
Provision for technical claims.....................................  5 611  2 959
Provision for foreign exchange loss................................    784     --
Other..............................................................  2 055  1 754
---------------------------------------------------------------------------------
    TOTAL PROVISION FOR CONTINGENCIES AND CHARGES.................. 14 787 15 518
---------------------------------------------------------------------------------

          A provision for restructuring costs was made in 1995 in respect of the reorganization and rationalization of activities at Satam and Ein.

                      FUEL PUMP DIVISION OF SOFITAM S.A.

NOTE 10--LONG-TERM BORROWINGS AND PARTICIPATING LOANS

     Analysis of movements in long-term borrowings and participating loans

-------------------------------------------------------------------------------
                                       DEC 31,  NEW                      DEC 31,
(in FRF thousands)                      1993   LOANS  REPAYMENTS OTHER    1994
--------------------------------------------------------------------------------
 . Participating loans.................   3 100     --     (876)   1 637    3 861
 . Long-term borrowings................  21 734 10 596  (11 591)   2 455   23 194
 . Debt to SOFITAM SA.................. 188 473  3 357  (42 000)      --  149 830
 . Other long-term debt................   7 691    274     (584)  (3 742)   3 639
--------------------------------------------------------------------------------
    TOTAL............................. 220 998 14 227  (55 051)     350  180 524
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                          DEC 31,  NEW                    DEC 31,
(in FRF thousands)                         1994   LOANS REPAYMENTS OTHER   1995
---------------------------------------------------------------------------------
 . Participating loans....................   3 861    --       --   (961)    2 900
 . Long-term borrowings...................  23 194 2 963     (414)   357    26 100
 . Debt to SOFITAM SA..................... 149 830    --  (75 105)    --    74 725
 . Other long-term debt...................   3 639     4     (373)   (37)    3 233
---------------------------------------------------------------------------------
    TOTAL................................ 180 524 2 967  (75 892)  (641)  106 958
---------------------------------------------------------------------------------

          In 1994, SOFITAM waived a debt of FRF 42 000 thousand from SOGEN, resulting in an exceptional profit of the same amount.

          In 1995, Sofitam converted its participating loan in Sofitam International, resulting in a capital increase of FRF 72 000 thousand.

          Other movements mainly relate to translation differences.

Maturities of long-term debt

-------------------------------------------------------------------------------
                                                                 DEC 31, DEC 31,
(in FRF thousands)                                                1995    1994
--------------------------------------------------------------------------------
Due between 1 and 2 years.......................................  87 978 157 704
Due between 2 and 5 years.......................................   3 536  12 671
Due beyond 5 years or unlimited.................................  15 444  10 149
--------------------------------------------------------------------------------
    TOTAL....................................................... 106 958 180 524
--------------------------------------------------------------------------------

          Debt due between one and two years includes debt to SOFITAM SA of FRF 74 725 thousand, and FRF 149 830 thousand in 1995 and 1994, respectively, which is considered to be repayable in the coming year.

          In 1995, these debts to SOFITAM SA include an amount of FRF 7 981 thousand due by SOFITAM PUMP SERVICES, a UK company, that does not bear interest.

NOTE 11--TRADE AND OTHER PAYABLES

--------------------------------------------------------------------------------
                                                                 DEC 31, DEC 31,
(FRF thousands)                                                   1995    1994
--------------------------------------------------------------------------------
Trade payables.................................................. 144 375 141 687
Employee and social security liabilities........................  43 985  21 573
VAT and other taxes.............................................  14 025  15 780
Deferred income.................................................  28 017  19 948
Other...........................................................  12 793  48 223
--------------------------------------------------------------------------------
    TOTAL AND OTHER PAYABLES.................................... 243 195 247 211
--------------------------------------------------------------------------------

          Deferred income corresponds primarily to advance billings by the French companies.

                      FUEL PUMP DIVISION OF SOFITAM S.A.

NOTE 12--SHORT TERM BORROWINGS

  Short term borrowings include debt to SOFITAM SA of FRF 56 326 thousand and FRF 30 075 thousand in 1995 and 1994 respectively.

  In 1995, these debts to SOFITAM SA include an amount of FRF 1 281 thousand due by SOFITAM PUMP SERVICES, a UK company, that does not bear interest.

NOTE 13--SALES

--------------------------------------------------------------------------------
(in FRF thousands)                                     1995     1994     1993
--------------------------------------------------------------------------------
France............................................... 644 207  520 852  520 980
Other countries...................................... 234 689  208 887  216 175
--------------------------------------------------------------------------------
    Total............................................ 878 896  729 739  737 155
--------------------------------------------------------------------------------

NOTE 14--EXCEPTIONAL INCOME/(EXPENSE)

-------------------------------------------------------------------------------
(in FRF thousands)                                     1995     1994     1993
--------------------------------------------------------------------------------
Waiver of debt from Sofitam..........................      --   44 300       --
Restructuring costs..................................  (1 492)  (6 926)      --
Inventory write-downs provisions..................... (18 609)      --   (2 071)
Profit sharing.......................................  (3 648)      --       --

Write off of research and development costs..........  (1 744)      --       --
Other................................................     556       71     (621)
--------------------------------------------------------------------------------
EXCEPTIONAL INCOME/(EXPENSE), NET.................... (24 937)  37 445   (2 692)
--------------------------------------------------------------------------------

  In 1993, Sogen made a provision of FRF 2 071 thousand against obsolete inventory.

  In 1994, Sofitam SA waived a debt of FRF 42 000 thousand due from Sogen, resulting in an exceptional profit of the same amount. In 1994 also, Bennett & Sauser received a debt waiver of FRF 2 300 thousand from its shareholders.

  In 1995, the Division reduced the valuation of SOGEN's and SOFITAM EQUIPEMENT's inventories to take account of revised expectations of the value of certain slow-moving spare parts. At the same time, certain inventories were scrapped. As a result, inventory write-down and provisions totaled FRF 18 609 thousand which have been included as an exceptional expense.

  In 1995, following the merger of EIN with SATAM, profit sharing for an amount of FRF 3 648 thousand in excess of the statutory requirements was paid to EIN's employees. This charge is included as an exceptional expense in the Division's profit and loss statement.

  In 1995, the Division changed its accounting treatment for research and development costs related to new products which were previously capitalized but are now expensed as incurred. The impact of the change in method was a charge of KF 1 744 thousand, recorded as an exceptional expense in 1995.

                      FUEL PUMP DIVISION OF SOFITAM S.A.

NOTE 15--INCOME TAXES

  The provision for income taxes consists of the following:

-------------------------------------------------------------------------------

(in FRF thousands)                                    1995     1994     1993
-------------------------------------------------------------------------------
French companies.................................... (11 019) (16 381)  (5 248)
Utilization of French companies' tax loss
 carryforwards......................................  10 928   14 107    2 037
Foreign companies...................................  (1 133)    (851)  (1 143)
-------------------------------------------------------------------------------
    TOTAL CURRENT INCOME TAX EXPENSE................  (1 224)  (3 125)  (4 354)
-------------------------------------------------------------------------------

     Temporary differences between the financial reporting and the tax bases of the Division's assets and liabilities, including unused tax loss carryforwards that could give rise to deferred tax assets, are as follows:

-------------------------------------------------------------------------------
(in FRF thousands)                                    1995     1994     1993
-------------------------------------------------------------------------------
FRANCE..............................................  37 407   75 078  163 925
-------------------------------------------------------------------------------
Individual company level:
  -long-term capital loss carryforwards.............   4 309    4 309    4 309
  -ordinary tax loss carryforwards..................      --       --   83 955
  -evergreen tax loss carryforwards.................  10 841   52 559   56 870
  -accrued expenses not currently deductible
   for tax..........................................  22 257   18 210   18 791
-------------------------------------------------------------------------------
OUTSIDE FRANCE......................................  37 076   45 324   43 506
-------------------------------------------------------------------------------
    TOTAL...........................................  74 483  120 402  207 431
-------------------------------------------------------------------------------

     As of December 31, 1995, the French companies of the Division had long-term capital loss carryforwards of FRF 4 309 that can be offset against long-term capital gains. The long-term capital loss carryforwards will expire progressively through the year 2000 if not utilized. The current tax rate on the long term capital loss carryforwards was increased by the French Government to 20.9% in 1995, compared with 19% in 1993 and 1994.

     The French companies of the Division also had loss carryforwards of FRF 10
841 at December 31, 1995 which may be carried forward indefinitely ("evergreen losses"). The current tax rate on these loss carryforwards was increased in 1995 by the French government to 36.66%, compared with 33.33% in 1993 and 1994.

     The Division also had net ordinary loss carryforwards of FRF 33 166 thousand in the United Kingdom and FRF 3 910 thousand in Spain at December 31,
1995.

     The utilization of these tax losses carryforwards is dependent on the future profitable operation of the Division in the tax jurisdictions in which the carryforwards arose.

NOTE 16--EMPLOYEE INFORMATION

-------------------------------------------------------------------------------
                                                      1995     1994     1993
-------------------------------------------------------------------------------
Average no. of employees during the year............   1 239    1 209    1 203
No. of employees at year-end........................   1 260    1 218    1 199
-------------------------------------------------------------------------------

                      FUEL PUMP DIVISION OF SOFITAM S.A.

NOTE 17--COMMITMENTS UNDER CAPITAL LEASES

--------------------------------------------------------------------------------
                                                         DEC 31, DEC 31, DEC 31,
(in FRF thousands)                                        1995    1994    1993
--------------------------------------------------------------------------------
Original value of assets................................ 30 651  31 736  35 099
Depreciation for the year...............................  2 712   2 285   2 427
Accumulated depreciation................................ 13 096  10 384  10 049
Lease payments for the year.............................  4 364   4 690   5 095
Future minimum lease payments........................... 27 925  31 055  34 909
--------------------------------------------------------------------------------

  Assets acquired under capital leases relate mainly to the land and buildings at Tremblay which are the principal place of business of Sofitam Equipement.

NOTE 18--PENSION COMMITMENTS

  Provision is not made for retirement benefits payable to the employees of the French companies, but these liabilities are disclosed as off-balance sheet commitments.

  These commitments are calculated on the basis of the age and accrued length of service of the employees concerned, and by taking account of their expected salary levels upon retirement and the probability that they will remain employees of the Division until retirement. The amounts payable are also calculated in accordance with the rules of the Collective Bargaining Agreement for the Metallurgical Industry.

  Retirement benefits payable to the employees of the foreign companies, where appropriate, are generally covered by pension funds.

--------------------------------------------------------------------------------
                                                             DEC    DEC    DEC
                                                             31,    31,    31,
(in FRF thousands)                                           1995   1994   1993
--------------------------------------------------------------------------------
Pension commitments........................................ 17 237 13 419 14 754
--------------------------------------------------------------------------------

NOTE 19--OTHER COMMITMENTS

--------------------------------------------------------------------------------
                                                         DEC 31, DEC 31, DEC 31,
(in FRF thousands)                                        1995    1994    1993
--------------------------------------------------------------------------------
Bank guarantees.........................................    --    2 190   2 196
Factored receivables....................................    --    2 410  11 000
Guarantees given on behalf of subsidiaries..............    --    3 573      --
Other...................................................    --    2 837      --
--------------------------------------------------------------------------------
    TOTAL ..............................................    --   11 010  13 196
--------------------------------------------------------------------------------

                       FUEL PUMP DIVISION OF SOFITAM S.A.

NOTE 20--LIST OF COMBINED COMPANIES

                                                                     PERCENTAGE
        COMPANY                 HEAD OFFICE              COUNTRY      INTEREST
        -------                 -----------              -------     ----------
 SOFITAM EQUIPEMENT.... 5, rue des Chardonnerets      France            100%
                        93290 TREMBLAY-EN-FRANCE
 SOFITAM INTERNATIONAL. 41/43, rue des Bas            France            100%
                        92600 ASNIERES
 SAM................... 5, rue des Chardonnerets      France            100%
                        93290 TREMBLAY-EN-FRANCE
 SOGEN................. 41/43, rue des Bas            France            100%
                        92600 ASNIERES
 BENNETT & SAUSER...... Fabrikstrasse n(degrees) 3,   Switzerland        50%
                        Tankanlagen
                        4530 SOLOTHURN 3
 SOFITAM PUMP SERVICES. Adur Boatyard, Old Shoreham   United Kingdom     51%
                        Road
                        SHOREHAM-BY-SEA, West
                        Sussex
                        BN43 5TA
 SOFITAM NV............ Mecheisesteenweg 313/315      Belgium           100%
                        1800 VILVOORDE
 PARKE PENRHYN......... 1, rue Fries                  Switzerland       100%
                        1701 FRIBOURG
 SOFITAM IBERICA....... Poligono Urvasa, Calle        Spain              99%
                        Norte, Nave 27
                        08130 Sta. Perpetua de
                        Mogoda--
                        BARCELONE
 BENNETT FIMAC......... Quattordio Km 10800 SP 26     Italy              60%
                        14030 SCURZOLENGO (AT)
 MATAM................. 14, rue Rene Montanon         Morocco            50%
                        CASABLANCA
 COTTAM................ 116, Av. de l'Union du        Tunisia           100%
                        Maghreb Arabe
                        B.P. 117--LA SOUKRA 2036
 COSETAM............... B.P. 1237--DAKAR              Senegal            99%
 COCITAM............... Bld de Marseille, Zone 4C--   Ivorian Coast      99%
                        1048 ABIDJAN
 SOCATAM............... B.P. 3941--DOUALA             Cameroon          100%
 HAARMESSTECHNIK....... Gartnerstrasse 81d--25469     Germany            40%
                        HALSTENBEK
 EXCELSIOR............. Rue de Belfort                France             20%
                        25220 Roche-Les-Beaupre
 SOFITAM TANKTECHNIK... Am Neumarkt 30, Oslohaus      Germany           100%
                        22041 HAMBURG

                      FUEL PUMP DIVISION OF SOFITAM S.A.

NOTE 21--SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES FOLLOWED BY THE FUEL PUMP DIVISION OF SOFITAM AND THOSE APPLICABLE UNDER US GAAP

  The Division's accounting policies comply with accounting principles generally accepted in France ("French GAAP"). Those accounting policies which differ significantly from accounting principles generally accepted in the United States ("US GAAP") are described below.

 (a) Research and development costs

  In accordance with the option provided by French GAAP, the Division capitalized certain research and development costs in 1994. As described in
Note 1, the Division changed its accounting treatment in respect of research and development costs in 1995. Costs of FRF 919 thousand incurred in 1995 were expensed and the remaining net book value of costs capitalized in 1994 of FRF 1 744 thousand was written off as an exceptional expense in 1995.

  Under US GAAP, these research and development costs would have been charged to operating income as incurred throughout the prior periods.

 (b) Purchased goodwill

  Under French GAAP, purchased goodwill may be retained on the balance sheet without amortization. As described in Note 1, the Division changed its accounting treatment for purchased goodwill in 1995 and started amortization over a 20 year period.

  Under US GAAP, goodwill must be amortized against income over a period not exceeding 40 years. In restating the combined financed statements to US GAAP, the estimated life of purchased goodwill is also 20 years.

 (c) Capital leases

  There is no obligation under French GAAP to capitalize fixed assets acquired through capital leases or long-term rental arrangements.

  Under US GAAP, capital leases are recorded at the beginning of the lease term as an asset and a liability at an amount equal to the present value of the minimum lease payments to be made during the lease term. The asset is amortized over its useful life.

 (d) Unrealized foreign exchange gains

  Under French GAAP, unrealized foreign exchange gains arising from the translation of foreign currency denominated payables or receivables are not recognized in the income statement.

  Under US GAAP, these gains are recognized as part of income.

 (e) Retirement indemnities

  In accordance with French legislation, the French companies have a defined benefit plan covering all employees at retirement. The plan provides for the payment of a lump sum retirement benefit. These payments are made upon retirement, but, if an employee leaves the Division prior to retirement age, the benefit lapses.

                      FUEL PUMP DIVISION OF SOFITAM S.A.

NOTE 21--SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES FOLLOWED BY THE FUEL PUMP DIVISION OF SOFITAM AND THOSE APPLICABLE UNDER US GAAP (CONTINUED)

  Under French GAAP, there is no requirement to record any provision in respect of the liability to pay retirement indemnities but, if not provided, the liability must be disclosed as an off balance sheet commitment. Retirement indemnity commitments disclosed by the Division amount to FRF 17 237 thousand, FRF 13 419 thousand and FRF 14 754 thousand at December 31, 1995, 1994 and 1993 respectively.

  For the purpose of restating the combined financial statements to US GAAP, provision must be made for projected retirement indemnity commitments. Partial provision has been made in accordance with the terms of SFAS 87, which allows the required provision to be established over the period of the average remaining working lives of the employees concerned. Part of the required provision has been charged to equity at December 31, 1992, with a further part charged to income in the financial statements. The remaining service period of employees expected to receive benefits was estimated at the adoption date.

  The discount rates used in determining the actuarial present value of projected benefit obligations were 7 percent, 8 percent and 6 percent respectively for 1995, 1994 and 1993. The assumed rate of increase in future compensation levels used is 4 percent per annum.

  The funding status of the defined benefit plan for the Division was as follows :

-------------------------------------------------------------------------------

                                                          DEC     DEC     DEC
                                                          31,     31,     31,
(in FRF thousands)                                        1995    1994    1993
--------------------------------------------------------------------------------
Projected benefit obligation for services rendered to
 date..................................................  17 237  13 419  14 754
Plan assets at market value............................      --      --      --
--------------------------------------------------------------------------------
PROJECTED BENEFIT OBLIGATION IN EXCESS OF PLAN ASSETS..  17 237  13 419  14 754
--------------------------------------------------------------------------------
Unrecognized transition obligation.....................  (5 308) (5 925) (6 542)
Unrecognized actuarial gains/(losses)..................  (1 990)   (132) (3 604)
--------------------------------------------------------------------------------
    NET ACCRUAL FOR RETIREMENT BENEFITS................   9 939   7 362   4 608
--------------------------------------------------------------------------------

  The net benefit plan costs (credits) are comprised of :

--------------------------------------------------------------------------------
(in FRF thousands)                                        1995    1994    1993
--------------------------------------------------------------------------------
Service cost...........................................     886   1 116     704
Interest cost on projected benefit obligations.........   1 074     885     818
Net amortization of unrecognized transition obligation.     617     617     617
(Gain)/losses..........................................      --     136      --
--------------------------------------------------------------------------------
    NET PERIODIC PENSION EXPENSE.......................   2 577   2 754   2 139
--------------------------------------------------------------------------------

                      FUEL PUMP DIVISION OF SOFITAM S.A.

NOTE 21--SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES FOLLOWED BY THE FUEL PUMP DIVISION OF SOFITAM AND THOSE APPLICABLE UNDER US GAAP (CONTINUED)

     (f)  Waiver of debt

          In 1994, SOFITAM waived a debt of FRF 42 000 thousand due from SOGEN and BENNETT and SAUSER received a debt waiver of FRF 2 300 thousand from its shareholders. Under French GAAP, these debt waivers, totaling FRF 44 300 thousand, were treated as an exceptional profit in the accounts of the companies concerned.

          Under US GAAP, a debt waiver between a holding company and a subsidiary should be treated as a capital transaction and should not pass through the income statement.

     (g)  Deferred income taxes

          Deferred taxes reflect the net tax effects of temporary differences between the bases used for financial reporting and income tax purposes. Significant components of the Division's deferred tax assets consist of the following :

-------------------------------------------------------------------------------
                                                     DEC 31,  DEC 31,  DEC 31,
                                                      1995     1994     1993
-------------------------------------------------------------------------------
FRANCE (1)..........................................  16 749   27 012   55 752
-------------------------------------------------------------------------------
  Ordinary loss carryforwards.......................      --       --   27 982
  Evergreen loss carryforwards......................   3 974   17 518   18 955
  Long term capital loss carryforwards..............     901      819      819
  Profit sharing, not currently deductible for tax..   2 854      316      606
  Inventory provisions, not currently deductible for
   tax..............................................   5 192    4 720    3 557
  Restructuring costs, not currently deductible for
   tax..............................................     113    1 034    2 100
  Deferred taxes on pensions and similar
   obligations......................................   3 644    2 454    1 536
  Other.............................................      71      151      197
-------------------------------------------------------------------------------
OUTSIDE FRANCE (2)..................................  12 977   16 473   15 227
-------------------------------------------------------------------------------
  Tax losses........................................  12 977   15 863   15 227
  Deferred taxes on research and development costs..      --      610       --
-------------------------------------------------------------------------------
    TOTAL DEFERRED TAX ASSETS (1 + 2)...............  29 726   43 485   70 979
-------------------------------------------------------------------------------
Less valuation allowance............................ (29 726) (43 485) (70 336)
Deferred tax assets, net of valuation allowance.....      --       --      643
Deferred tax liabilities............................      --       --     (643)
-------------------------------------------------------------------------------
DEFERRED TAX ASSET, NET.............................      --       --       --
-------------------------------------------------------------------------------

          No recognition has been made of deferred tax assets because, based on the information that would have been available at the end of each fiscal year and without the benefit of hindsight, their likelihood of realisation would not have appeared probable at the time.

     (h)  Presentation of combined income statements

          The classification of certain items and the format of the Division's combined income statements presented under French GAAP differ in a number of ways from normal presentation under US GAAP. Under US GAAP income statement classification, exceptional items detailed in Note 14 would have been classified as a deduction from, or an addition to, income from operations. Employee profit sharing which is presented in a separate line item below income from operations under French GAAP, would also be classified as an operating expense under US GAAP. In addition, the format of the combined income statements under French GAAP is presented by nature of expense (personnel costs, depreciation, etc.). Under US GAAP, the format of the combined income statements would be presented by function of expense (cost of goods sold, selling, general & administration, etc.).

                      FUEL PUMP DIVISION OF SOFITAM S.A.

        NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS--(CONCLUDED)

NOTE 22--RECONCILIATION TO US GAAP

     (a) Net income

--------------------------------------------------------------------------------
(in FRF thousands)                                        1995    1994    1993
--------------------------------------------------------------------------------
GROUP INTEREST IN COMBINED NET INCOME................... 22 441  37 070  (1 238)
Start up costs..........................................     74    (316)     --
Research and development costs..........................  1 744  (1 744)     --
Purchased goodwill......................................     95      --      --
CAPITAL LEASE
  Interest expense...................................... (1 729) (1 848) (1 957)
  Depreciation and amortization......................... (1 062) (1 062) (1 062)
  Purchases used in production..........................  3 049   3 049   3 049
Unrealized foreign exchange gains/(losses)..............    103    (285)     --
Pension and similar obligations......................... (2 577) (2 754) (2 139)
Waiver of debt..........................................     -- (44 300)     --
Effect of reconciling items on minority interest........    109     182    (773)
--------------------------------------------------------------------------------
    NET INCOME ACCORDING TO US GAAP..................... 22 247 (12 008) (4 120)
--------------------------------------------------------------------------------

          US GAAP adjustments are presented before tax and minority interests. There is no deferred tax impact of these adjustments because, as set out in Note 21 above, no net deferred tax assets nor liabilities have been recognised in the period. The impact of US GAAP adjustments on minority interests is separately identified in the above table.

     (b) Shareholders' equity

--------------------------------------------------------------------------------
                                                               DEC 31,  DEC 31,
(in FRF thousands)                                              1995     1994
--------------------------------------------------------------------------------
GROUP INTEREST IN THE SHAREHOLDERS' COMBINED EQUITY...........  55 039  (36 250)
Start up costs................................................    (222)    (316)
Research and development costs................................      --   (1 744)
Purchased goodwill............................................  (1 376)  (1 479)
CAPITAL LEASE
  Tangible fixed assets.......................................  17 838   18 900
  Related long term debt...................................... (18 032) (19 352)
Unrealized exchange gains.....................................     273      170
Pension and similar obligations...............................  (9 939)  (7 362)
Reversal of Exceptional profit - debt waiver..................      --  (44 300)
Capital contribution - debt waiver............................      --   44 300
Effect of reconciling items on minority interest..............      98      (11)
-------------------------------------------------------------------------------
    SHAREHOLDERS' EQUITY ACCORDING TO US GAAP.................  43 679  (47 444)
--------------------------------------------------------------------------------

          US GAAP adjustments are presented before tax and minority interests. There is no deferred tax impact of these adjustments because, as set out in Note 21 above, no net deferred tax assets nor liabilities have been recognised in the period. The impact of US GAAP adjustments on minority interests is separately identified in the above table.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed combined financial statements (the "Pro Forma Financial Statements") of the Company are derived from the unaudited interim financial statements of Tokheim and Sofitam (included elsewhere herein) and have been adjusted to illustrate the effects of the Transactions. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the consolidated financial statements of Tokheim and the combined financial statements of Sofitam, including the notes thereto, appearing elsewhere in this Prospectus. The pro forma statements of operations includes Sofitam's combined statement of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 and Tokheim's consolidated statement of operations for the year ended November 30, 1995 and the six months ended May 31, 1996. The pro forma balance sheet includes Sofitam's combined balance sheet as of June 30, 1996 and Tokheim's consolidated balance sheet as of May 31, 1996. These pro forma statements give effect to the Transactions, including the Acquisition and related purchase accounting adjustments, as if the Transactions had taken place on December 1, 1994 for the statement of operations and May 31, 1996 for the balance sheet. Subsequent periodic financial information is unavailable because
(i) Sofitam's practice has been to prepare interim financial statements only semi-annually and (ii) the Acquisition was completed on September 6, 1996, before the end of Sofitam's third quarter on September 30, 1996. The Pro Forma Financial Statements are not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing Transactions had been consummated on the indicated dates.

  The Acquisition has been accounted for using the purchase method of accounting as such, Sofitam's equity has been eliminated in the pro forma condensed combined statements. The allocation of the aggregate purchase price included in the Pro Forma Financial Statements is preliminary.

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED MAY 31, 1996
                            (DOLLARS IN THOUSANDS)


                         SOFITAM                       SOFITAM  TOKHEIM
                          FRENCH   ADJUSTMENTS(1) AND    U.S.     U.S.     PRO FORMA     PRO FORMA
                         GAAP(1)  RECLASSIFICATIONS(2)   GAAP     GAAP    ADJUSTMENTS    COMBINED
                         -------- -------------------- -------- --------  -----------   ------------
Net sales............... $ 89,260       $   --         $ 89,260 $107,167   $    --        $196,427
Operating expenses......   80,680           768          81,448  104,410        --         185,858
Special charges.........      --            332             332      --         --             332
Depreciation and
 amortization...........    2,231            93           2,324    2,137        812(3)       5,273
                         --------       -------        -------- --------   --------       --------
Operating income........    6,349        (1,193)          5,156      620       (812)         4,964
Interest expense, net...    2,102           156           2,258    1,466      5,323(4)       9,047
Other expense, net......      454          (318)            136     (208)       --             (72)
Profit sharing..........      782          (782)            --       --         --             --
                         --------       -------        -------- --------   --------       --------
 Earnings (loss) before
  income taxes..........    3,011          (249)          2,762     (638)    (6,135)        (4,011)
 Income tax provision
  (benefit).............      413           --              413     (506)       --             (93)
                         --------       -------        -------- --------   --------       --------
  Net earnings (loss)... $  2,598       $  (249)       $  2,349 $   (132)  $ (6,135)      $ (3,918)
                         ========       =======        ======== ========   ========       ========
Preferred stock
 dividends(5)...........                                        $    774                  $    774
Net loss applicable to
 Common Stock...........                                        $   (906)                 $ (4,692)

Primary loss per share..                                        $  (0.11)                 $  (0.59)
                                                                ========                  ========
Weighted average shares
 outstanding............                                           7,938                     7,938

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED NOVEMBER 30, 1995
                            (DOLLARS IN THOUSANDS)


                         SOFITAM                       SOFITAM  TOKHEIM
                          FRENCH   ADJUSTMENTS(1) AND    U.S.     U.S.     PRO FORMA     PRO FORMA
                         GAAP(1)  RECLASSIFICATIONS(2)   GAAP     GAAP    ADJUSTMENTS    COMBINED
                         -------- -------------------- -------- --------  -----------   ------------
Net sales............... $177,450       $   --         $177,450 $221,573   $    --        $399,023
Operating expenses......  160,273         1,503         161,776  210,960        --         372,736
Special charges.........      --          4,294           4,294      --         --           4,294
Depreciation and
 amortization...........    2,431          (172)          2,259    4,857      1,625(3)       8,741
                         --------       -------        -------- --------   --------       --------
Operating income........   14,746        (5,625)          9,121    5,756     (1,625)        13,252
Interest expense, net...    3,820           349           4,169    3,319     10,947(4)      18,435
Other expense, net......    5,290        (5,073)            217     (478)       --            (261)
Profit sharing..........      863          (863)            --       --         --             --
                         --------       -------        -------- --------   --------       --------
 Earnings (loss) before
  income taxes..........    4,773           (38)          4,735    2,915    (12,572)        (4,922)
 Income tax provision...      247           --              247       39        --             286
                         --------       -------        -------- --------   --------       --------
  Net earnings (loss)... $  4,526       $   (38)       $  4,488 $  2,876   $(12,572)      $ (5,208)
                         ========       =======        ======== ========   ========       ========
Preferred stock
 dividends(5)...........                                        $  1,580                  $  1,580
                                                                ========                  ========
Net earnings (loss)
 applicable to
 Common Stock...........                                        $  1,296                  $ (6,788)
Primary earnings (loss)
  per share.............                                        $  (0.16)                 $  (0.86)
                                                                ========                  ========
Weighted average shares
 outstanding............                                           7,911                     7,911

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF MAY 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                    PRO FORMA
                         SOFITAM                 SOFITAM  TOKHEIM                   COMBINED
                          FRENCH                   U.S.     U.S.    PRO FORMA       TOKHEIM &
                         GAAP(6)  ADJUSTMENTS(7)   GAAP     GAAP   ADJUSTMENTS       SOFITAM
                         -------- -------------- -------- -------- -----------     ------------
ASSETS:
Current assets:
 Cash and cash
  equivalents........... $  8,140    $    --     $  8,140 $  2,005  $ (5,143)        $  5,002
 Accounts receivable,
  net...................   61,821          42      61,863   37,531       --            99,394
 Inventory, net.........   36,637         --       36,637   38,776       --            75,413
 Other current assets...      --          --          --     2,518       --             2,518
                         --------    --------    -------- --------  --------         --------
   Total current assets.  106,598          42     106,640   80,830    (5,143)         182,327
Property, plant &
 equipment, net.........    8,938       3,359      12,297   27,372       --            39,669
Other noncurrent assets
 and deferred charges...   12,558     (10,586)      1,972   10,695    (3,296)(8)        9,371
Purchased goodwill and
 other intangibles......      --          --          --       --     71,753 (9)       71,753
                         --------    --------    -------- --------  --------         --------
   Total assets......... $128,094    $ (7,185)   $120,909 $118,897  $ 63,314         $303,120
                         ========    ========    ======== ========  ========         ========
LIABILITIES &
 STOCKHOLDERS' EQUITY:
Liabilities:
 Current liabilities:
  Current portion of
   long-term debt....... $    --     $    --     $    --  $    441  $   (441)(11)    $    --
  Notes payable bank....   38,281         --       38,281    2,969   (41,250)(11)         --
  Accounts payable......   37,472         --       37,472   19,473    (3,000)(8)       53,945
  Accrued expenses......   14,792         --       14,792   14,489       --            29,281
  Acquisition
   restructuring accrual                                               9,799 (10)       9,799
                         --------    --------    -------- --------  --------         --------
   Total current
    liabilities.........   90,545         --       90,545   37,372   (34,892)          93,025
Long-term debt (11).....   20,223         --       20,223   36,532   104,205          160,960
Capital lease
 obligations............      --        3,359       3,359      --        --             3,359
Postretirement benefits
 liability..............      --          --          --    14,202       --            14,202
Minimum pension
 liability..............      --          --          --     3,868       --             3,868
Minority interest.......      803         (16)        787      --        --               787
Other long-term
 liabilities............    3,225       2,210       5,435      717       --             6,152
                         --------    --------    -------- --------  --------         --------
   Total liabilities....  114,796       5,553     120,349   92,691    69,313          282,353
ESOP Preferred Stock,
 net (13)...............      --          --          --     7,134       --             7,134
Common stockholders'
 equity, net (13).......   13,298     (12,738)        560   19,072    (5,999)(12)      13,633
                         --------    --------    -------- --------  --------         --------
   Total liabilities &
    stockholders'
    equity.............. $128,094    $ (7,185)   $120,909 $118,897  $ 63,314         $303,120
                         ========    ========    ======== ========  ========         ========

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

(1) Sofitam's financial information contained in the pro forma condensed combined statement of operations has been derived from the audited combined financial statements for the year ended December 31, 1995 and unaudited combined financial statements for the six months ended June 30, 1996 prepared in accordance with French GAAP. Such financial information has been adjusted to comply with U.S. GAAP. Differences between French GAAP and U.S. GAAP are discussed in Note 21 to Sofitam's historical financial statements included elsewhere in this filing. The amounts included under "special charges" are reflected as exceptional expense under French GAAP and has been reclassified to special charges for purposes of the pro forma presentation under U.S. GAAP. The composition of this amount is discussed at Note (2) below. Certain classification assumptions have been made to allocate the adjustments discussed above among the various income statement captions. Amounts are converted into U.S. dollars based on an average rate of 5.113 French francs per U.S. dollar for the six months ended June 30, 1996 and an average rate of 4.958 French francs per U.S. dollar for the year ended December 31, 1995.

(2) The following table summarizes the adjustments and reclassifications necessary to present Sofitam's French GAAP statement of operations on an U.S. GAAP basis. These items are discussed in more detail in Notes 14 and 21 to Sofitam's historical financial statements included elsewhere in this filing.

                                             SIX MONTHS ENDED    YEAR ENDED
                                               MAY 31, 1996   NOVEMBER 30, 1995
                                             ---------------- -----------------
                                                   (DOLLARS IN THOUSANDS)
                                                     (EXPENSE (INCOME))
     Operating expenses:
       Reverse rent expense on capital
        lease recorded as operating lease
        under French GAAP..................       $(298)           $   (615)
       Record additional pension related
        expenses not recognized under
        French GAAP........................         283                 520
       Reclassification of pension related
        expenses from other expenses (non
        operating).........................         --                  736
       Reclassification of pension related
        expenses from profit sharing (non
        operating).........................         782                 863
                                                  -----            --------
         Total operating expenses..........         768               1,503
                                                  -----            --------
     Special charges:
       Reclassification of inventory write-
        down provision from other expenses
        (non operating)....................         --                3,753
       Reclassification of research and
        development cost write off from
        other expenses (non operating).....         --                  352
       Reclassification of restructuring
        charges from other expenses (non
        operating).........................         102                 301
       Reclassification of other
        exceptional items from other
        expenses (non operating)...........         230                (112)
                                                  -----            --------
         Total special charges.............         332               4,294
                                                  -----            --------
     Depreciation and amortization:
       Reverse amortization of deferred
        start up cost as amount was
        previously written off.............          (4)                (15)
       Reverse amortization of deferred
        research and development cost as
        amount was previously written off..         --                 (352)
       Adjust amortization of purchased
        goodwill to conform with U.S. GAAP.          (7)                (19)
       Record depreciation expense on
        capital lease recorded as operating
        lease under French GAAP............         104                 214
                                                  -----            --------
         Total depreciation and
          amortization.....................          93                (172)
                                                  -----            --------

     Interest expense, net
       Record interest expense on capital
        lease recorded as operating lease
        under French GAAP..................         156                 349

                                                  -----            --------
Other expense, net
       Reclassification of inventory write-
        down provision to special charges..         --               (3,753)
       Reclassification of research and
        development cost write off to
        special charges....................         --                 (352)
       Reclassification of restructuring
        charges to special charges.........        (102)               (301)
       Reclassification of other
        exceptional items to special
        charges............................        (230)                112
       Record unrealized exchange gains on
        trade accounts.....................          10                 (21)
       Record effect of U.S. GAAP
        adjustments on minority interest...           3                 (22)
       Reclassification of pension related
        expenses from other expenses (non
        operating).........................         --                 (736)
                                                  -----            --------
         Total other expense, net..........        (318)             (5,073)
     Profit Sharing:
       Reclassification of pension related
        expenses to operating expenses.....        (782)               (863)
                                                  -----            --------
         Total effect of all adjustments
          on income........................       $ 249            $     38
                                                  =====            ========

(3) The pro forma adjustment represents the amortization of deferred costs and purchased goodwill associated with the Acquisition as follows:

                                                            ANTICIPATED   SIX MONTH  TWELVE MONTH
                                                    GROSS   AMORTIZATION   PERIOD       PERIOD
                                                    AMOUNT     PERIOD      AMOUNT       AMOUNT
                                                   -------  ------------  ---------  ------------
    Purchased goodwill...........................  $57,813    40 years      $722        $1,445
    Legal and advisory fees......................    7,175    40 years        90           180
                                                   -------                  ----        ------
                                                   $64,988                  $812        $1,625
                                                   =======                  ====        ======

(4) The pro forma adjustments to interest expense, net, were calculated as follows:

                                                                          SIX MONTH     YEAR
                                                                            ENDED       ENDED
                                                                           MAY 31,   NOVEMBER 30,
                                                                             1996        1995
                                                                          ---------  ------------
     Historical interest expense, net:
       Tokheim...................................                         $ 1,466       $ 3,319
       Sofitam...................................                           2,258         4,169
                                                                          -------       -------
         Total...................................                           3,724         7,488
     Plus: Interest expense on borrowings under:
       Borrowing under Bank Credit Facility
        ($33,344 at rates ranging from 8.14% to
        10.0%)...................................                           1,435         2,792
       Senior Subordinated Notes due 2006
        ($100,000 at 11.5%).......................                          5,750        11,500
                                                                          -------       -------
         Total...................................                           7,185        14,292
     Less: Interest expense on:
       Tokheim debt being refinanced.............                          (1,043)       (2,474)
       Sofitam debt being refinanced.............                          (1,313)       (2,279)
                                                                          -------       -------
         Total...................................                          (2,356)       (4,753)
                                                                          -------       -------
     Sub total...................................                           8,553        17,027
     Amortization of deferred financing costs:
       Write off of old financing fees...........                             __            420
       Bank Credit Agreement.....................                             319           638
       Senior Subordinated Notes.................                             175           350
                                                                          -------       -------
     Pro forma interest expense, net.............                         $ 9,047       $18,435
                                                                          =======       =======

     Interest expense, net, includes that portion of interest with respect to the Guaranteed ESOP Obligation which is not paid through dividends on, or redemptions of, the ESOP Preferred Stock.
(5) Dividends are payable on the Company's ESOP Preferred Stock, the proceeds of which are used to service the Guaranteed ESOP Obligation.

(6) Sofitam's financial information contained in the pro forma condensed combined balance sheet has been derived from the unaudited interim combined financial statements of Sofitam prepared in accordance with French GAAP. Such financial information has been adjusted to comply with U.S. GAAP and to exclude the investment in Bennett Pump Company which is not being purchased by Tokheim as discussed in note 4 to Sofitam's historical financial statements included elsewhere in this filing. Differences between French GAAP and U.S. GAAP are discussed in Note 21 to Sofitam's historical financial statements included elsewhere in this filing.
     Certain classification assumptions have been made to allocate the adjustments discussed above among the various income statement captions. Amounts were converted into U.S. dollars based on exchange rate of 5.1520 French francs per U.S. dollar.

(7) The following table summarizes the adjustments and reclassifications necessary to present Sofitam's French GAAP Balance Sheet on an U.S. GAAP basis. These items are discussed in more detail in Notes 14 and 21 to Sofitam's historical financial statements included elsewhere in this filing.

                                                            AS OF MAY 31, 1996
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
     Accounts receivable, Net
       Record unrealized exchange gains on trade
        accounts........................................         $     42

     Property, plant, and equipment, net................
       Record items under capital leases accounted for
        as operating leases under French GAAP...........            3,359

     Other non current assets and deferred charges
       Write off investment in Bennett Pump Company not
        being purchased.................................          (10,286)
       Write off deferred start up cost.................              (39)
       Write off purchased goodwill.....................             (260)
                                                                 --------
                                                                  (10,586)
                                                                 --------

         Total adjustment to assets.....................         $ (7,185)
                                                                 ========
     Capital lease obligations
       Record capital lease obligations accounted for as
        operating leases under French GAAP..............         $  3,359

     Minority interest
       Record effect of U.S. GAAP adjustments on
        minority interest...............................              (16)

     Other long-term liabilities
       Record pension and similar obligations not
        recorded under French GAAP......................            2,210

     Common stockholders' equity, net...................
       Record the effects on common stockholders'
       equity, net, of U.S. GAAP adjustments and
       the write off of the investment in Bennett Pump
       Company..........................................          (12,738)
                                                                 --------
         Total adjustment to liabilities and
          stockholders' equity..........................         $ (7,185)
                                                                 ========

(8) This amount reflects the write-off of Tokheim's unamortized deferred financing costs of $420 related to previous debt being refinanced as part of the Transactions. In addition, this amount includes a $3,000 refund of the Purchase option security deposit. This amount was used as working capital to pay down accounts payable balance.

(9) This amount reflects the excess of costs over the fair value of the net assets of Sofitam acquired pursuant to the Acquisition and the deferred costs associated with the Acquisition.

     Total purchase price of Sofitam.................................. $107,423
       Assumption of Sofitam debt.....................................   58,379
                                                                       --------

     Fair value of assets acquired....................................   49,044
       Plus adjustments:
         Interest on extension of purchase option.....................      180
                                                                       --------
                                                                         49,224

       Less Adjustments:
         Capital lease................................................      643
         Escrow future purchase of minority shares....................      567
                                                                       --------

     Net Purchase Price of Equity.....................................   48,014
       Book value of Sofitam net assets...............................      560
                                                                       --------

     Excess of cost over fair value of assets acquired................   47,454

     Deferred cost associated with the acquisition:
       Deferred financing fees........................................    7,325
       Legal and financial advisory fees..............................    7,175
       Direct Acquisition costs (See Note (10) below).................    9,799
                                                                       --------

     Total goodwill and other intangibles............................. $ 71,753
                                                                       ========

(10) Included in the goodwill amount are certain costs the Company believes will be spent to close down redundant operations in connection with the reorganization and rationalization of Sofitam's operations. The table below summarizes the deferred costs included in goodwill and accrued expenses as they relate to the redundancy plan for Sofitam. The amounts do not include costs associated with consolidation of previously existing Tokheim subsidiaries, which will be expensed as incurred, nor do these costs benefit production in future periods.


     Item                                 Amount                         Description
     ----                                 ------            --------------------------------------
     Employee termination benefits....... $6,651     Approximately 300 employees (principally at 2 locations)
     Asset write-off and disposal cost...  2,108     Up to 10 locations
     Other plant closing cost............  1,040     Leases and other contract terminations

                                          $9,799
                                          ======

(11) This amount reflects the repayment of existing Tokheim and Sofitam debt with the proceeds of the offering of the Old Notes and borrowings under the Bank Credit Facility.

     Borrowings under the Bank Credit Facility........................ $ 33,344
     Issuance of the Old Notes........................................  100,000
     Repay:
       Tokheim current portion of long-term debt......................      441
       Tokheim and Sofitam notes payable..............................   41,250
       Tokheim and Sofitam long-term debt.............................   29,139
                                                                       --------
     Net adjustment to reflect the financing transaction and the application of proceeds to repay existing debt.................. $ 62,514
                                                                       ========

(12) The Company estimates future non-accruable restructuring charges related to the merger plan at approximately $3,043. In addition, normal operating charges associated with the plan, which will be expensed as incurred, are estimated at $2,100. These amounts have been aggregated (total consolidation plan non-accruable costs of $5,143) and shown as a reduction of cash and common stockholders' equity. The common stockholders' equity adjustment also includes $560 to eliminate Sofitam's existing net book value under the principles of consolidation and $420 reflecting the write-off of Tokheim's historical financing fees.

(13) See consolidated financial statements for information as to the components of ESOP Preferred Stock, net, and common stockholders' equity, net.

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